EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 18, 2020 in the Amendment No. 1 to the Registration Statement (File No. 333-235842) and related Prospectus of Guggenheim Defined Portfolios, Series 1985.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
February 18, 2020